UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

SCHEDULE 14A

(Rule 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __ )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

VICON INDUSTRIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VICON INDUSTRIES, INC.
89 Arkay Drive
Hauppauge, NY 11788
(631) 952-2288

Notice of Annual Meeting of Shareholders
To Be Held on May 18, 2011

To the Shareholders of Vicon Industries, Inc.

Notice is hereby given that the Annual Meeting of Shareholders of Vicon Industries, Inc. (the "Company"), a New York corporation, will be held at the Company's principal executive offices located at 89 Arkay Drive, Hauppauge, New York 11788, on May 18, 2011 at 10:30 a.m. local time for the following purposes, all of which are more completely described in the accompanying proxy statement:

1.	To elect two directors for terms expiring in 2014;

2.	To ratify the appointment of BDO USA, LLP, as the Company’s independent registered public accountants for the fiscal year ending September 30, 2011; and

3.	To receive the reports of officers and to transact such other business as may properly come before the meeting.

Shareholders entitled to notice of and to vote at the Annual Meeting are shareholders of record at the close of business on March 31, 2011.

        This year, the Company is pleased to announce the availability of Internet voting and will be using the Securities and Exchange Commission rule that allows companies to furnish their proxy materials primarily over the Internet.  As a result, a "Notice of Internet Availability of Proxy Materials" is first being mailed to Shareholders on or about April 8, 2011.  The Notice of Internet Availability of Proxy Materials contains instructions on how to access the Company’s proxy materials and vote via the Internet and telephone.  For those Shareholders who elect to receive a paper copy of the Company’s proxy materials in the future, this notice and proxy statement will be mailed on or about the mailing date of Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

Hauppauge, New York	Joan L. Wolf
April 8, 2011	Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO SUBMIT YOUR PROXY AND VOTING INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE, OR, IF YOU RECEIVE A PAPER PROXY CARD AND VOTING INSTRUCTIONS BY MAIL, YOU MAY VOTE YOUR SHARES BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE AS DESCRIBED ON THE ENCLOSED PROXY CARD.  PLEASE REFER TO THE SECTION ENTITLED "HOW DO I VOTE" ON PAGE 2 OF THE PROXY STATEMENT FOR A DESCRIPTION OF THESE VOTING METHODS.  YOU MAY REVOKE A PREVIOUSLY DELIVERED PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING.  IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE ANNUAL MEETING.

VICON INDUSTRIES, INC.
89 Arkay Drive
Hauppauge, NY 11788

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 18, 2011

        The Company’s annual meeting of shareholders will be held on Wednesday, May 18, 2011 at the Company’s principal executive offices located at 89 Arkay Drive, Hauppauge, New York 11788 at 10:30 a.m. (the "Annual Meeting").  The Board of Directors is soliciting your proxy to vote your shares of common stock at the Annual Meeting.  This proxy statement, which was prepared by management for the Board of Directors, contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being made available to stockholders on or about April 8, 2011.

  IMPORTANT NOTICE REGARDING THE

AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD MAY 18, 2011

        This proxy statement and our 2010 Annual Report for the fiscal year ended September 30, 2010 are available on the Internet at http://www.edocumentview.com/VII.

  ABOUT THE MEETING

What is the Notice of Internet Availability of Proxy Materials that I received in the mail this year instead of a full set of proxy materials?

        This year, the Company is pleased to be using the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet, instead of mailing printed copies of those materials to all stockholders.  Consequently, most Shareholders will not receive paper copies of our proxy materials.  These Shareholders will instead receive a "Notice of Internet Availability of Proxy Materials" with instructions for accessing proxy materials, including the Company’s proxy statement and 2010 Annual Report, and voting via the Internet or by telephone.  The Notice of Internet Availability of Proxy Materials also contains instructions on how Shareholders can obtain a paper copy of our proxy materials if they so choose.  We believe this process will expedite Shareholders' receipt of proxy materials, lower the costs of the Annual Meeting and conserve natural resources.

What is being considered at the meeting?

        You will be voting on:

1.	The election of two directors for a term of three years; and

2.	The ratification of the appointment of BDO USA, LLP to serve as the Company’s independent registered public accountants for fiscal year ending September 30, 2011.

        In addition, management will report on the Company’s performance during fiscal 2010 and respond to questions.

Who is entitled to vote at the meeting?

        You may vote if you owned stock as of the close of business on March 31, 2011.  Each share of stock is entitled to one vote.

How do I vote?

        For Shareholders whose shares are registered in their own names, as an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone or, for those Shareholders who receive a paper proxy card in the mail, by mailing a completed proxy card.  For those Shareholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone.  For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card.  Those Shareholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the Annual Meeting in the manner you direct.

        If your shares are registered in the name of a bank or brokerage firm (your record holder), you may also submit your voting instructions over the Internet or by telephone by following the instructions provided by your record holder in the Notice of Internet Availability of Proxy Materials.  If you received printed copies of the proxy materials, you can submit voting instructions by telephone or mail by following the instructions provided by your record holder on the enclosed voting instructions card.  Those who elect to vote by mail should complete and return the voting instructions card in the prepaid and addressed envelope provided.  Shareholders who have elected to receive the proxy materials electronically will be receiving an email on or about April 8, 2011 with information on how to access stockholder information and instructions for voting.

        If your shares are registered in your own name, you have the right to vote in person at the Annual Meeting by using the ballot provided at the Annual Meeting, or if you requested and received printed copies of the proxy materials by mail, you can complete, sign and date the proxy card enclosed with the proxy materials you received and submit it at the Annual Meeting.  If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the Annual Meeting, you must obtain a "legal proxy" from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the Annual Meeting.  Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.  Submitting your proxy or voting instructions in advance of the meeting will not affect your right to vote in person should you decide to attend the Annual Meeting.

Can I change my mind after I return my proxy?

        Yes, you may change your mind at any time before the vote is taken at the meeting.  You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to the Company’s Secretary at our principal executive offices before the beginning of the Annual Meeting.  You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered.  If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions.  You also may revoke any prior voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy as described above.

What if I return my proxy card but do not include voting instructions?

        Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors, FOR the ratification of BDO USA, LLP to serve as the Company’s independent registered public accountants and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

What does it mean if I receive more than one notice or proxy card?

        It means that you have multiple accounts with brokers and/or our transfer agent.  Please vote all of these shares.  We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address.  The Company’s transfer agent is Computershare and their telephone number is 1-800-962-4284.

Will my shares be voted if I do not provide my proxy?

        If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

        Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm.  Brokerage firms generally have the authority to vote customers' unvoted shares on certain "routine" matters, including the ratification of accountants.  At the Annual Meeting, these shares will be counted as voted by the brokerage firm in the ratification of accountants.

        Brokers are prohibited from exercising discretionary authority on non-routine matters, such as the election of directors, for beneficial owners who haven't returned proxies to the brokers (so-called "broker non-votes").  In the case of broker non-votes, and in cases where you abstain from voting on a matter when present at the meeting and entitled to vote, those shares will be counted for purposes of determining if a quorum is present.

How many votes must be present to hold the meeting?

        In order to conduct the Annual Meeting, a majority of the Company’s outstanding shares of common stock as of March 31, 2011 must be present at the meeting.  This is referred to as a quorum.  Your shares are counted as present at the meeting if you either: i) attend the meeting and vote in person, (ii) properly submit your proxy or (iii) your shares are registered in the name of a bank or brokerage firm and you do not provide voting instructions and such bank or broker casts a broker non-vote on the ratification of accountants.  In the event that there are insufficient votes for a quorum or to approve any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.  On March 15, 2011, there were 4,480,836 shares of common stock outstanding and entitled to vote.

What vote is required to elect directors?

        Your proxy enables you to vote “FOR” the election of the nominees proposed by the Board of Directors or to “WITHHOLD” authority to vote for the nominees being proposed. Directors are elected by a plurality of the votes cast, without regard to either: (i) broker non-votes or (ii) proxies to the extent they withhold authority to vote for one or more of the nominees being proposed.

What vote is required to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accountants?

        Your proxy enables you to vote “FOR” or “AGAINST” the ratification of independent registered public accountants or “ABSTAIN” with regard to such ratification.  The ratification of independent registered public accountants shall be determined by a majority of the votes cast affirmatively or negatively, without regard to either: (i) broker non-votes or (ii) proxies marked “ABSTAIN” as to the proposal.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1.  ELECTION OF TWO DIRECTORS

The Board is comprised of five directors; two directors whose terms expires in 2012; one director whose term expires in 2013 and two directors to be elected for a term expiring in 2014.  Directors serve for a term of three years or until their successors are elected and qualified.  No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and the Company.

The nominees proposed for election to a term expiring in 2014 at the Annual Meeting are Mr. Kenneth M. Darby and Mr. Arthur D. Roche.  In the event that these nominees are unable or declines to serve for any reason, the Board of Directors shall elect a replacement to fill the vacancy.  The Board of Directors has no reason to believe that the person named will be unable or unwilling to serve.

Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy will be voted FOR the nominees named in the Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT

Information with Respect to Nominee and Continuing Directors

The following sets forth the name of the nominee and continuing directors, their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each and the year in which each became a director of the Company.

Nominee and Principal Occupation	Director Since	Age

Kenneth M. Darby Chairman and CEO Vicon Industries, Inc.	1987	65

Arthur D. Roche Retired Executive Vice President Vicon Industries, Inc. Retired Partner Arthur Andersen & Co.	1992	72

Continuing Directors whose Term of Office Expires in 2012

Peter F. Neumann Retired President Flynn-Neumann Agency, Inc.	1987	76

Bernard F. Reynolds Retired President Aon Consulting, Human Resources Outsourcing Group	2009	69

Continuing Director whose Term of Office Expires in 2013

W. Gregory Robertson Chairman TM Capital Corp.	1991	67

Kenneth M. Darby - Chairman of the Board, President and Chief Executive Officer. Mr. Darby has served as Chairman of the Board since April 1999, as Chief Executive Officer since April 1992 and as President since October 1991. He has served as a director since 1987.  Mr. Darby also served as Chief Operating Officer and Executive Vice President and as Vice President, Finance and Treasurer since joining the Company in 1978.  Mr. Darby brings extensive knowledge of the Company and industry experience having served in various executive capacities prior to becoming Chairman of the Board and Chief Executive Officer.  Mr. Darby's current term on the Board ends in May 2011.

Arthur D. Roche - Director.  Mr. Roche has been a director of the Company since 1992.  He served as Executive Vice President and co-participant in the Office of the President of the Company from August 1993 until his retirement in November 1999.  For the six months prior to that time, Mr. Roche provided consulting services to the Company.  In October 1991, Mr. Roche retired as a partner of Arthur Andersen & Co., an international accounting firm which he joined in 1960.  Mr. Roche brings extensive Company knowledge and financial experience having served as the Company’s Executive Vice President and formerly serving as a partner with an international public accounting firm.  Mr. Roche brings particular insight to the Board based on his former management responsibilities and provides strategic planning and financial oversight.  His current term on the Board ends in May 2011.

Peter F. Neumann - Director.  Mr. Neumann has been a director of the Company since 1987.  He is the retired President of Flynn-Neumann Agency, Inc., an insurance brokerage firm.  Mr. Neumann has significant general business experience and knowledge of insurance and other financial products having served as the President of his own insurance brokerage firm.  Mr. Neumann also brings experience and insight to the Board with respect to regulated industries and risk mitigation.  Mr. Neumann's current term on the Board ends in May 2012.

Bernard F. Reynolds - Director.  Mr. Reynolds has been a director of the Company since 2009.  He has been retired since 2004 and had previously served as the President of Aon Consulting’s Human Resources Outsourcing Group.  Prior to the merger of Aon Consulting Worldwide and ASI Solutions Incorporated in May 2001, Mr. Reynolds served as the Chairman and Chief Executive Officer of ASI, a company he founded in 1978.  Mr. Reynolds has extensive business knowledge having served as the President of a division of a global risk management services, insurance brokerage and human resources management consulting company.  Prior to that, Mr. Reynolds served as the Chairman of the Board and Chief Executive Officer of a publicly listed human resources outsourcing company, and brings general business experience and a particular knowledge of human resources and compensation matters.  Mr. Reynolds’ current term on the Board ends in May 2012.

W. Gregory Robertson - Director.  Mr. Robertson has been a director of the Company since 1991.  He is the Chairman of TM Capital Corporation, a financial services company which he founded in 1989.  From 1985 to 1989, he was employed by Thomson McKinnon Securities, Inc. as head of investment banking and public finance.  Mr. Robertson has extensive experience in investment banking and public finance having served as President and now Chairman of a financial services company.  Mr. Robertson has worked with a diverse group of both publicly listed and private companies in merger, acquisition, divestiture and finance transactions and provides valuable insight into the shareholder’s perspective on value creation and strategic decisions.  Mr. Robertson’s current term on the Board ends in May 2013.

THE ROLE OF THE BOARD OF DIRECTORS
General

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Outside members of the Board are kept informed of the Company's business through various reports and documents sent to them, as well as through operating and financial reports made at Board and committee meetings by Mr. Darby and other officers.

Board Leadership Structure

The Board of Directors has appointed the Company’s Chief Executive Officer to serve as Chairman of the Board. In his position as CEO, Mr. Darby has primary responsibility for the day-to-day operations of the Company and provides consistent leadership on the Company’s key strategic objectives. In his role as Chairman of the Board, he sets the strategic priorities for the Board of Directors, presides over its meetings and communicates its strategic findings and guidance to management. The Board believes that the combination of these two roles provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy and is important in unifying the Company’s strategy behind a single vision.

 In addition, the Company has found that its CEO is the most knowledgeable member of its Board of Directors regarding risks it may be facing and is best able to facilitate the Board’s oversight of such risks in his role as its Chairman. However, no single leadership model is right for all companies at all times, and the Company has no bylaw or policy in place that mandates that the CEO serve as the Chairman of the Board. The Board recognizes that other leadership models such as a separate independent Chairman of the Board might be appropriate depending on the circumstances. Accordingly, the Board of Directors periodically evaluates its leadership structure to ensure that it remains the optimal structure for the Company and its stockholders.

The Company has not found it necessary to appoint a lead independent director due principally to the limited size of the Board, the long tenure of its members and the fact that all Board Committees are comprised of independent directors. The Company’s Board is comfortable that its existing leadership structure provides for an appropriate balance that best serves the Company and its stockholders.

Board Oversight of Risk

The Board of Directors recognizes that although risk management is primarily the responsibility of the Company’s management team, the Board plays a critical role in the oversight of risk. The Board believes that an important part of its responsibilities is to assess the major risks which the Company faces and review the Company’s options for monitoring and controlling these risks. The Board has delegated responsibility for the Company’s overall risk assessment and risk management policies to the Audit Committee. The Audit Committee also has specific responsibility for oversight of risks associated with financial accounting and audits, internal control over financial reporting and the Company’s major financial risk exposures. The Compensation Committee oversees the risks relating to the Company’s compensation policies and practices, as well as management development and leadership succession in the Company. The Board of Directors as a whole examines specific business risks in its periodic reviews of the individual business units and also on a company-wide basis as part of its regular reviews.

Outside of formal meetings, the Board and its committees have regular access to senior executives, including the Company’s Chief Executive Officer and Chief Financial Officer.  The Board believes that this structure allows it to maintain effective oversight over the Company’s risks and ensures that management personnel are following prudent and appropriate risk management practices.

Board Composition

The Company’s Board of Directors is comprised of individuals with diverse experience at policy-making levels in a variety of industries and businesses in areas that are relevant to the Company’s activities. Each director was nominated on the basis of the unique experience, qualifications, attributes and skills that he brings to the board, as well as how those factors blend with those of the others on the Board as a whole. On an individual basis:

•
Mr. Darby brings extensive knowledge of the Company and industry experience having joined the Company in 1978 and having served in various executive capacities prior to becoming Chairman of the Board and Chief Executive Officer in 1992.

•
Mr. Neumann has significant general business experience and knowledge of insurance and other financial products having served as the President of his own insurance brokerage firm. Mr. Neumann also brings experience and insight to the Board with respect to regulated industries and risk mitigation.

•
Mr. Reynolds has extensive business knowledge having served as the President of a division of a global risk management services, insurance brokerage and human resources management consulting company. Prior to that, Mr. Reynolds served as the Chairman of the Board and Chief Executive Officer of a publicly listed human resources outsourcing company, which he founded in 1978. Mr. Reynolds brings general business experience and a particular knowledge of human resources and compensation matters.

•
Mr. Robertson has extensive experience in investment banking and public finance having served as President and now Chairman of a financial services company which he founded in 1989. Mr. Robertson has worked with a diverse group of both publicly listed and private companies in merger, acquisition, divestiture and finance transactions. Mr. Robertson provides valuable insight into the stockholder’s perspective on value creation and strategic decisions.

•
Mr. Roche brings extensive Company knowledge and financial experience having served as the Company’s Executive Vice President from 1993 through 1999 and formerly serving as a partner with an international public accounting firm. Mr. Roche brings particular insight to the Board based on his former management responsibilities and provides strategic planning and financial oversight.

MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

The Board of Directors has a number of committees including the Executive Committee, the Compensation Committee, the Audit Committee and the Nominating Committee.  All independent directors are members of each of the Committees.

The Executive Committee is chaired by Mr. Darby and meets in special situations when the full Board cannot be convened.  The Committee did not meet during the last fiscal year.

The Compensation Committee consists of Messrs. Neumann (Chairman), Reynolds, Robertson and Roche, all of whom are non-employee directors. The function of the Compensation Committee is to establish and approve the appropriate compensation for Mr. Darby, recommend to the Board the award of stock options, and to review and approve the recommendations of Mr. Darby with respect to the compensation of all other officers.  The Committee does not have a formal charter and met once during the last fiscal year.

The Audit Committee consists of Messrs. Roche (Chairman), Neumann, Reynolds and Robertson, each of whom is an “independent director” as defined by NYSE Amex Listing Standards.  The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including review of the financial reports and other financial information of the Company, the Company’s system of internal accounting controls, the Company’s compliance with legal and regulatory requirements and the qualifications, independence and performance of the Company’s independent registered public accountants.  The Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate the independent registered public accountants.  The Board has determined that Mr. Roche is an “Audit Committee financial expert” under the rules of the Securities and Exchange Commission.  The Audit Committee will periodically review the Audit Committee Charter in light of new developments in applicable regulations and may make additional recommendations to the Board of Directors for further revision of the Audit Committee Charter to reflect evolving best practices.  A copy of the Audit Committee’s Charter is available on the Company’s website at www.vicon-security.com.  The Committee met four times during the last fiscal year.

The Nominating Committee consists of Messrs. Roche (Chairman), Neumann, Reynolds and Robertson.  The primary function of the Nominating Committee is to recommend individuals qualified to serve as directors and on committees of the Board; to advise the Board with respect to Board composition, procedures and committees; and to evaluate the overall Board and Committee effectiveness.  All director candidates, including those recommended by stockholders, are evaluated on the same basis.  In its evaluation of director candidates, the Nominating Committee considers a variety of characteristics, including, but not limited to, core competencies, experience, independence, level of commitment, Board and company needs and considerations, and personal characteristics.  The Nominating Committee may engage a third party to assist it in identifying potential director nominees.  The Committee has generally identified nominees based upon recommendations from existing directors and will consider candidates recommended by stockholders if submitted to the Committee in writing and complying with shareholder proposal requirements outlined elsewhere in this proxy statement.  The Nominating Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees.  The Board of Directors has determined that each member of the Nominating Committee meets the definition of an “independent director” as defined by NYSE Amex Listing Standards.  The Committee does not have a formal written charter and did not meet last fiscal year.

The Board of Directors held eleven meetings in the Company’s 2010 fiscal year, including all regularly scheduled and annual meetings.  No Board member attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he was a director) and (2) the total number of meetings held by all committees on which he served (during the periods that he served).  The prior year annual meeting was attended by all of the current directors.

The non-employee directors are each compensated at the rate of $22,400 per year retainer and $1,600 per Committee meeting attended in person or by teleconference.  The Chairman of the Audit Committee receives an additional annual retainer of $8,000.  Employee directors are not compensated for Board or committee meetings.  Directors may not stand for re-election after 70, except that any director may serve additional three-year terms after age 70 with the unanimous consent of the Board of Directors.

Certain Relationships and Related Transactions

The Company and CBC Co., Ltd. (CBC), a Japanese corporation which beneficially owns 11.5% of the outstanding shares of the Company, have been conducting business with each other since 1979.  During this period, CBC has served as a lender, a product supplier and a private label reseller of the Company’s products. In fiscal 2010, the Company purchased approximately $138,000 of products from or through CBC.  CBC competes with the Company in various markets, principally in the sale of video products and systems.  Sales of Vicon products to CBC were $69,000 in 2010.

To date, the Company has not adopted a formal written policy with respect to related party transactions.  However, an informal, unwritten policy has been in place whereby all such related-party transactions are reported to, and approved by, the full Board of Directors (other than any interested director).  Given the SEC’s reporting requirements, the Board of Directors is considering whether to adopt a formal written policy with respect to related-party transactions.

All named directors other than Mr. Darby are independent directors in accordance with the NYSE Amex Company Guide.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct that applies to all its employees, including its chief executive officer, chief financial and accounting officer, controller, and any persons performing similar functions.  Such Code of Ethics and Business Conduct is published on the Company’s internet website (www.vicon-security.com).

Ability of Stockholders to Communicate with the Board of Directors

Shareholders may contact the Board of Directors or a specified individual director by sending a written communication addressed to the Board of Directors or such individual director(s) in care of the Secretary of the Company at Vicon Industries, Inc., 89 Arkay Drive, Hauppauge, NY 11788.  The Company’s Corporate Secretary will relay all such communications to the Board of Directors, or individual members, as appropriate.

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited consolidated financial statements as of and for the fiscal year ended September 30, 2010.  Additionally, the Committee has reviewed and discussed with management and the independent registered public accountants the Company’s unaudited interim financial statements as of and for the end of each fiscal quarter. Such discussions occur prior to issuance of news releases reporting quarterly results.

The Committee has discussed with the independent registered public accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence.

Based on the reviews and discussions referred to above, the Committee recommends to the Board of Directors that the audited fiscal year-end financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

Submitted by the Audit Committee,

Arthur D. Roche, Chairman            Bernard F. Reynolds
Peter F. Neumann                            W. Gregory Robertson

OTHER OFFICERS OF THE COMPANY

In addition to Mr. Darby, the Company has seven other officers. They are:

John M. Badke, age 51	Senior Vice President, Finance and Chief Financial Officer

Yigal Abiri, age 61	General Manager, Vicon Systems Ltd.

Peter A. Horn, age 56	Vice President, Operations

Frank L. Jacovino, age 52	Vice President, Technology and Development

Bret M. McGowan, age 45	Vice President, Sales

Mark S. Provinsal, age 44	Vice President, Marketing and Product Management

Christopher J. Wall, age 57	Managing Director, Vicon Industries, Ltd.

Mr. Badke has been Senior Vice President, Finance since May 2004 and Chief Financial Officer since December 1999.  Previously, he was Vice President, Finance since October 1998 and served as Controller since joining the Company in 1992.  Prior to joining the Company, Mr. Badke was the Controller for NEK Cable, Inc. and an audit manager with the international accounting firms of Arthur Andersen & Co. and Peat Marwick Main & Co.

Mr. Abiri has been General Manager, Vicon Systems Ltd. since joining the Company in August 1999.  Previously, Mr. Abiri had been President of QSR, Ltd., a developer and manufacturer of remote video surveillance equipment.

Mr. Horn has been Vice President, Operations since June 1999. From 1995 to 1999, he was Vice President, Compliance and Quality Assurance.  Prior to that time, he served as Vice President in various capacities since his promotion in May 1990.

Mr. Jacovino has been Vice President, Technology and Development since February 2010.  Prior to joining the Company, Mr. Jacovino served as Vice President of Engineering of Tactronics International, LLC since 2008.  From 2005 to 2008, Mr. Jacovino served as Vice President Technology & Operations of RVSI Inspection, and from 2001 to 2005 he served as Vice President/General Manager Inspection Products for Robotic Vision Systems, Inc and held other positions within the company since joining it in 1985.

Mr. McGowan has been Vice President, Sales since April 2005.  From 2001 to 2005, he served as Vice President, Marketing.  Previously, he served as Director of Marketing since 1998 and as Marketing Manager since 1994.  He joined the Company in 1993 as a Marketing Specialist.

Mr. Provinsal has been Vice President, Marketing and Product Management since January 2010.  Prior to joining the Company, Mr. Provinsal served as Executive Vice President of Dedicated Micros Inc. (U.S.) since 2008 and prior as its Vice President Marketing and Product Strategy since joining the company in 2006.  From 2000 to 2006, he served as the Director of Marketing and Product Development of IPIX Corporation.

Mr. Wall has been Managing Director, Vicon Industries, Ltd., since February 1996.  Previously, he served as its Financial Director, Vicon Industries, Ltd. since joining the Company in 1989.  Prior to joining the Company, Mr. Wall held a variety of senior financial positions within Westland plc, a UK aerospace company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of the Company's Common Stock as of March 15, 2011 by (i) those persons known by the Company to be beneficial owners of more than 5% of the Company’s outstanding Common Stock; (ii) each current executive officer named in the Summary Compensation Table; (iii) each director; and (iv) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class

CBC Co., Ltd. and affiliates 2-15-13 Tsukishima, Chuo-ku, Tokyo, Japan 104	543,715	11.5%

Anita G. Zucker, as Trustee of the Article 6 Marital Trust, a successor of the Jerry Zucker Revocable Trust c/o The InterTech Group, Inc. 4838 Jenkins Avenue North Charleston, SC 29405	507,122 (2)	10.7%

Dimensional Fund Advisors 1299 Ocean Avenue Santa Monica, CA 90401	385,320 (3)	8.1%

Renaissance Technologies, Corp. 800 Third Avenue New York, NY 10022	254,400	5.4%

Henry Investment Trust, L.P. 255 South 17th Street, Suite 2608 Philadelphia, PA 19103	238,000 (4)	5.0%

C/O Vicon Industries, Inc.
Kenneth M. Darby	360,903 (5)	7.6%
Arthur D. Roche	87,071 (6)	1.8%
John M. Badke	70,307 (7)	1.5%
W. Gregory Robertson	46,400 (8)	*
Peter F. Neumann	45,822 (9)	*
Christopher J. Wall	42,207 (10)	*
Bernard F. Reynolds	27,500 (11)	*

Total all Executive Officers and Directors as a group (12 persons)	827,479 (12)	17.5%

*           Less than 1%.

(1)	Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment control over the shares of stock owned.
(2)	These shares are owned directly by the Article 6 Marital Trust, a successor of the Jerry Zucker Revocable Trust and indirectly by Anita Zucker, as trustee and as a beneficiary of the trust.
(3)
Dimensional Fund Advisors had voting control over 382,420 shares and investment control over 385,320 shares as investment advisor and manager for various mutual funds and other clients.  These shares are beneficially owned by such mutual funds or other clients.

(4)
Henry Investment Trust, L.P. may be deemed a beneficial owner of 143,900 shares held by Henry Partners, L.P. and 94,100 shares held by Matthew Partners, L.P. solely because Henry Investment Trust, L.P. is the general partner of those partnerships.

(5)	Includes currently exercisable options to purchase 28,000 shares.
(6)	Includes 15,000 shares held by Mr. Roche’s wife and currently exercisable options to purchase 14,500 shares.
(7)           Includes currently exercisable options to purchase 27,200 shares.
(8)           Includes currently exercisable options to purchase 14,500 shares.
(9)           Includes currently exercisable options to purchase 12,750 shares.
(10)         Includes currently exercisable options to purchase 22,000 shares.
(11)         Includes currently exercisable options to purchase 7,500 shares.
(12)         Includes currently exercisable options to purchase 185,526 shares.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives of Our Compensation Program

The Company’s compensation programs are intended to enable it to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase stockholder value. It is the Company’s policy to provide incentives to senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the business. To attain these objectives, the executive compensation program includes four key components:

 Base Salary.    Base salary for the Company’s executives is intended to provide competitive remuneration for services provided to the Company over a one-year period. Base salaries are set at levels designed to attract and retain the most appropriately qualified individuals for each of the key management level positions within the Company.

Cash Incentive Bonuses.    The Company's bonus programs are intended to reward executive officers for the achievement of various annual performance goals approved by the Company’s Board of Directors.  For fiscal 2010, the Company had no formal bonus plan for its named executive officers other than for Christopher J. Wall, the Company’s European subsidiary Managing Director.  A performance based bonus plan was established for Mr. Wall whereby he would earn an amount equal to between 3% and 6.5% (based on achievement levels) of the combined pretax operating profits of the Company’s Europe based subsidiaries.  Under such plan, Mr. Wall earned a bonus of $23,000 (14,939 Pounds Sterling) based upon the achievement of 3% of specified profits for fiscal 2010.

For fiscal 2009, a performance based bonus plan was established for certain of the Company’s executive officers, including among others Kenneth M. Darby, Chief Executive Officer and John M. Badke, Chief Financial Officer, whereby the participants would share a specified pretax profit based bonus pool of between seven percent (7%) and eleven percent (11%) upon the achievement of a certain annual pretax profit targets ranging from $2.0 million to $4.5 million (and above), respectively.  Under such plan, Messrs. Darby and Badke earned bonuses of $176,000 and $88,000, respectively, based upon the allocation of an aggregate bonus pool of ten percent (10%) of the Company’s consolidated pretax profit for 2009, after certain adjustments.  Mr. Darby’s and Mr. Badke’s bonus allocation represented approximately 49% and 25%, respectively, of the available bonus pool.  In addition, a performance based bonus plan was established for Mr. Wall for fiscal 2009 whereby Mr. Wall earned an amount equal to between 2% and 6% (based on achievement levels) of the combined pretax operating profits of the Company’s Europe based subsidiaries. Under such plan, Mr. Wall earned a bonus of $127,000 (82,083 Pounds Sterling) based upon the achievement of 5% of specified profits for fiscal 2009.

Equity-based Compensation.    Equity-based compensation is designed to provide incentives to the Company’s executive officers to build shareholder value over the long term by aligning their interests with the interest of shareholders. The Compensation Committee of the Board of Directors believes that equity-based compensation provides an incentive that focuses the executive's attention on managing the company from the perspective of an owner with an equity stake in the business. Among our executive officers, the number of shares of stock awarded or common stock subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are generally awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on the Company’s profitability and growth. Previous grants of stock options or stock grants are reviewed in determining the size of any executive's award in a particular year.

In March 2007, the Board of Directors adopted the Company’s 2007 Stock Incentive Plan, which was approved by the Company’s stockholders at its Annual Meeting of Stockholders held on May 18, 2007. Under such plan, a total of 500,000 shares of Common Stock were reserved for issuance and include the grant of stock options, restricted stock and other stock awards as determined by the Compensation Committee. The purpose of the Stock Incentive Plan is to attract and retain executive management by providing them with appropriate equity-based incentives and rewards for superior performance and to provide incentive to a broader range of employees.  In fiscal 2009, the Compensation Committee awarded a total of 43,000 stock options to named executive officers, including 25,000 to Mr. Darby, 8,000 to Mr. Badke and 10,000 to Mr. Wall.

Retirement, Health and Welfare Benefits and Other Perquisites. The Company’s executive officers are entitled to a specified retirement/severance benefit pursuant to employment agreements as detailed below.

In addition, the executive officers are entitled to participate in all of the Company’s employee benefit plans, including medical, dental, group life, disability, accidental death and dismemberment insurance and the Company’s sponsored 401(k) and mandated foreign Retirement Plans. Further, Mr. Wall receives a supplemental retirement benefit in the form of a defined contribution of five percent (5%) of his annual salary. The Company also provides its Chief Executive Officer with a country club membership and certain additional insurances not covered by primary insurance plans available to other employees and the Company’s named executive officers are provided a leased car.

Employment Agreements

The Company has entered into employment agreements with its named executive officers that provide certain benefits upon termination of employment or change in control of the Company without Board of Director approval. Under Mr. Darby’s employment agreement, he is entitled to receive a lump sum payment equal to the balance owing under his agreement in the event of a change in control of the Company under any condition. All the other agreements provide the named executive officer with a payment of three times their average annual compensation for the previous five year period if there is a change in control of the Company without Board of Director approval, as defined. Such payment can be taken in a present value lump sum or equal installments over a three year period. The agreements also provide the named executive officers other than Mr. Darby with certain severance/retirement benefits upon certain occurrences including termination of employment without cause as defined, termination of employment due to the Company’s breach of specified employment conditions (good reason termination), death, disability or retirement at a specified age. Such severance/retirement benefit provisions survive the expiration of the agreements and include a fixed stated benefit of $350,000 for Mr. Badke and $158,000 (100,000 Pounds Sterling) for Mr. Wall.  In addition, Mr. Badke receives an additional deferred compensation benefit upon such employment termination occurrences in the form of 6,561 shares of the Company’s common stock.

On October 25, 2010, the Company entered into a one-year employment agreement with Kenneth M. Darby, the Company’s Chief Executive Officer, to expire on September 30, 2011. The terms of the new agreement provide for an annual base salary of $400,000. In the event the agreement is terminated prior to its expiration for reasons other than cause as defined, Mr. Darby is entitled to receive all remaining salary owed him through its expiration.

2010 Summary Compensation Table

The following table sets forth all compensation for the fiscal year ended September 30, 2010 awarded to or earned by the Company’s Chief Executive Officer and by each of our other named executive officers whose total compensation exceeded $100,000 during such period.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(3)		Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)		Total ($)
Kenneth M. Darby Chairman and Chief Executive Officer	2010	$370,000	-	-	-		-		-	$21,026	(5)	$391,026
	2009	$400,000	-	-	$91,000	(1)	$175,562	(2)	-	$21,026	(5)	$687,588

John M. Badke Senior Vice President and Chief Financial Officer	2010	$190,000	-	-	-		-		-	$8,311	(6)	$198,311
	2009	$190,000	-	-	$29,120	(1)	$87,781	(2)	-	$8,465	(6)	$315,366

Christopher J. Wall Managing Director Vicon Industries, Ltd.	2010	$161,000	-	-	-		$23,290	(3)	-	$24,383	(7)	$208,673
	2009	$159,856	-	-	$30,100	(1)	$127,393	(4)	-	$24,273	(7)	$341,622

(1)
Represents the aggregate grant date fair value of option awards computed in accordance with ASC 718 (Statement of Financial Accounting Standards No. 123R).  The amounts previously reported have been restated in accordance with new SEC rules relating to executive compensation.  (See “Note 1” under the caption “Accounting for Stock-Based Compensation” to the accompanying financial statements.)

(2)
For fiscal 2009, a performance based bonus plan was established for certain of the Company’s executive officers, including among others Kenneth M. Darby, Chief Executive Officer and John M. Badke, Chief Financial Officer, whereby the participants would share a specified pretax profit based bonus pool of between seven percent (7%) and eleven percent (11%) upon the achievement of certain annual pretax profit targets ranging from $2.0 million to $4.5 million (and above), respectively.  Under such plan, Messrs. Darby and Badke earned bonuses based upon the allocation of an aggregate bonus pool of ten percent (10%) of the Company’s consolidated pretax profit for 2009, after certain adjustments.  Mr. Darby’s and Mr. Badke’s bonus allocation represented approximately 49% and 25%, respectively, of the available bonus pool.

(3)
A performance based bonus plan was established for Christopher J. Wall, the Company’s European subsidiary Managing Director, for fiscal year 2010 whereby Mr. Wall would earn an amount equal to between 3% and 6.5% (based on achievement levels) of the combined pretax operating profits of the Company’s Europe based subsidiaries. Under such plan, Mr. Wall earned a bonus based upon the achievement of 3% of specified profits for fiscal 2010.

(4)
A performance based bonus plan was established for Christopher J. Wall, the Company’s European subsidiary Managing Director, for fiscal year 2009 whereby Mr. Wall would earn an amount equal to between 2% and 6% (based on achievement levels) of the combined pretax operating profits of the Company’s Europe based subsidiaries. Under such plan, Mr. Wall earned a bonus based upon the achievement of 5% of specified profits for fiscal 2009.

(5)
All other compensation represents: (a) automobile expense of $10,021 for both fiscal 2010 and fiscal 2009, (b) country club membership of $8,795 for both fiscal 2010 and fiscal 2009, and (c) long-term disability insurance of $2,210 paid by the Company for Mr. Darby in both fiscal 2010 and 2009.

(6)	Represents automobile expense paid by the Company.

(7)
All other compensation represents: (a) automobile expense of $16,354 and $16,280 for fiscal 2010 and 2009, respectively, and (b) supplemental retirement contributions of $8,029 and $7,993 for fiscal 2010 and 2009, respectively.

Outstanding Equity Awards at Fiscal 2010 Year-End

The following table sets forth information with respect to the outstanding equity awards of the named executive officers as of September 30, 2010.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Kenneth M. Darby	6,000	(1)	4,000	(1)	-	$3.59	10/25/12
Chairman and Chief	8,000	(3)	12,000	(3)	-	$4.79	05/22/18
Executive Officer	5,000	(3)	20,000	(3)	-	$5.00	11/05/18

John M. Badke	5,000	(1)	-		-	$3.00	05/27/11
Senior Vice President	5,000	(2)	-		-	$3.17	12/09/10
and Chief Financial	9,000	(1)	6,000	(1)	-	$3.59	10/25/12
Officer	4,000	(3)	6,000	(3)	-	$4.79	05/22/18
	1,600	(3)	6,400	(3)	-	$5.00	11/05/18

Christopher J. Wall	5,000	(1)	-		-	$3.00	05/27/11
Managing Director	5,000	(1)	-		-	$3.17	12/09/11
Vicon Industries, Ltd.	3,000	(1)	2,000	(1)	-	$3.59	10/25/12
	4,000	(3)	6,000	(3)	-	$4.79	05/22/18
	-		10,000	(1)	-	$5.00	11/05/14

(1)
Options vest over a four year period at 30% of the shares on the second anniversary of the grant date, 30% of the shares on the third anniversary of the grant date and the remaining 40% of the shares on the fourth anniversary of the grant date. Options expire after the sixth anniversary of the grant date.

(2)
Options vest over a two year period at 30% of the shares on the grant date, 30% of the shares on the first anniversary of the grant date and the remaining 40% of the shares on the second anniversary of the grant date. Options expire after the fifth anniversary of the grant date.

(3)	Options vest over a five year period in five equal annual installments beginning on the first anniversary of the grant date. Options expire after the tenth anniversary of the grant date.

Fiscal 2010 Directors' Compensation

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended September 30, 2010.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Peter F. Neumann	$30,400	-	-	-	$30,400
Bernard F. Reynolds	$30,400	-	-	-	$30,400
W. Gregory Robertson	$30,400	-	-	-	$30,400
Arthur D. Roche	$38,400	-	-	-	$38,400

(1)
Directors who are not employees of the Company received an annual fee of $22,400 for regular Board meetings and $1,600 per committee meeting attended in person or by teleconference. The Chairman of the Audit Committee also received an additional annual retainer of $8,000.

(2)
Represents the aggregate grant date fair value of option awards computed in accordance with ASC 718 (Statement of Financial Accounting Standards No. 123R. See “Note 1” under the caption “Accounting for Stock-Based Compensation” to the accompanying financial statements.)

(3)	There were no options granted to directors during fiscal 2010.

Equity Compensation Grants Not Approved by Security Holders

Through September 30, 2010 the Company had granted certain of its officers with deferred compensation benefits aggregating 16,320 shares of common stock currently held by the Company in treasury.  Such shares vest upon retirement.  All shares vest earlier under certain occurrences including death, involuntary termination or a change in control of the Company.

Report of the Compensation Committee

The Compensation Committee’s compensation policies applicable to the Company’s officers for 2010 were to pay a competitive market price for the services of such officers, taking into account the overall performance and financial capabilities of the Company and the officer's individual level of performance.

Mr. Darby makes recommendations to the Compensation Committee as to the base salary and incentive compensation of all officers other than himself.  The Committee reviews these recommendations with Mr. Darby and, after such review, determines compensation.  In the case of Mr. Darby, the Compensation Committee makes its determination after direct negotiation with him.  For each officer, the Committee's determinations are based on its conclusions concerning each officer's performance and comparable compensation levels for similarly situated officers at comparable companies.  The overall level of performance of the Company is taken into account but is not specifically related to the base salary of these officers.  Also, the Company has established incentive compensation plans for certain officers, which provide for a specified bonus upon the Company’s achievement of certain annual sales and/or profitability targets.

The Compensation Committee grants options to officers to link compensation to the performance of the Company.  Options are exercisable in the future at the fair market value at the time of grant, so that an officer granted an option is rewarded by the increase in the price of the Company’s stock.  The Committee grants options to officers based on significant contributions of such officer to the performance of the Company.  In addition, in determining Mr. Darby’s salary and bonus for service as Chief Executive Officer, the Committee considers the responsibility assumed by him in formulating, implementing and managing the operational and strategic objectives of the Company.

The Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management.  Based on such review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

Submitted by the Compensation Committee,

Peter F. Neumann, Chairman                Bernard F. Reynolds
W. Gregory Robertson                          Arthur D. Roche

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors consists of Messrs. Neumann, Reynolds, Robertson and Roche, none of whom has ever been an officer of the Company except for Mr. Roche, who served as Executive Vice President from August 1993 until his retirement in November 1999.

PROPOSAL 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors of the Company has appointed BDO USA, LLP as its independent registered public accountants for fiscal year ending September 30, 2011 and further directed that management submit the Board’s selection of public accountants to the shareholders at the Annual Meeting for ratification.

The following table details: the aggregate fee arrangements with BDO USA, LLP for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the financial statements included in the Company’s quarterly reports on Form 10-Q; the aggregate fees billed by BDO USA, LLP for audit related matters and; the aggregate fees billed by BDO USA, LLP for tax compliance, tax advice and tax planning during fiscal years ended September 30, 2010 and 2009:

	2010	2009

Audit fees	$262,000	$262,000
Audit related fees	$-	$-
Tax fees	$47,000	$43,000
Totals	$309,000	$305,000

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent
Registered Public Accountants

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors.  These services may include audit services, audit related services, tax services and other services.  The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors.  Under the policy, pre-approval generally is provided for an annual period and any pre-approval is detailed as to the particular service or category of services and is subject to a specific limit.  In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis, which must be accompanied by a detailed explanation for each proposed service.  The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting.

The Audit Committee has considered whether the non-audit services provided by BDO USA, LLP were compatible with maintaining their independence.

BDO USA, LLP will have a representative at the Annual Meeting of Shareholders, who will have an opportunity to make a statement, if they should so desire.

Unless marked to the contrary, the shares represented by the enclosed proxy will be voted FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

As of this date, management is not aware of any matters to be presented for action at the Annual Meeting, other than those referred to in the Notice of Annual Meeting of Shareholders.  However, the proxy form included with this proxy statement, if executed and returned, gives discretionary authority to management with respect to any other matters that may come before the meeting.

FINANCIAL STATEMENTS

        A copy of the Company’s Annual Report to Shareholders, including financial statements, for the fiscal year ended September 30, 2010 has been provided to all Shareholders as of the Record Date. Shareholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

  MISCELLANEOUS INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, as amended, requires the Company’s executive officers, directors and persons who own more than ten percent of a registered class of equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and NYSE Amex. These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and NYSE Amex. Based solely upon our review of the copies of the forms we have received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 2010, except that one officer filed one late report on Form 3.

Matters to be Considered at the Meeting

        The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Cost of Solicitation

        The cost of soliciting proxies in the accompanying form will be paid by the Company. To the extent necessary in order to assure sufficient representation, the Company’s officers and regular employees may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to submit their proxies without delay.

Deadline for Submission of Shareholder Proposals for the 2012 Annual Meeting

        Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received at the Company's principal executive office no later than December 16, 2011 and must comply with all other legal requirements in order to be included in the Company's proxy statement and form of proxy for that meeting.  Proposals of security holders not meeting the requirements of Rule 14a-8 of Regulation 14A must comply with the requirements set forth in the Company's Bylaws relating to business conducted at the Annual Meeting of Shareholders.

By Order of the Board of Directors,

Hauppauge, New York	Joan L. Wolf
April 8, 2011	Secretary